Exhibit 99.1

News Release

Pioneer Natural Resources Announces Agreement to Acquire Parsley Energy

Dallas and Austin, Texas, October 20, 2020 - Pioneer Natural Resources Company (NYSE:PXD) (“Pioneer” or “the Company”) and Parsley Energy, Inc. (NYSE:PE) (“Parsley”) today announced that they have entered into a definitive agreement under which Pioneer will acquire all of the outstanding shares of Parsley in an all-stock transaction valued at approximately $4.5 billion as of October 19, 2020. Under the terms of the agreement, Parsley shareholders will receive a fixed exchange ratio of 0.1252 shares of Pioneer common stock for each share of Parsley common stock owned. The total value for the transaction, inclusive of Parsley debt assumed by Pioneer, is approximately $7.6 billion.

Scott D. Sheffield, Pioneer’s President and CEO stated, “This transaction creates an unmatched independent energy company by combining two complementary and premier Permian assets, further strengthening Pioneer’s leadership position within the upstream energy sector. Parsley’s high-quality portfolio in both the Midland and Delaware Basins, when added to Pioneer’s peer-leading asset base, will transform the investing landscape by creating a company of unique scale and quality that results in tangible and durable value for investors.

This combination is expected to drive annual synergies of $325 million and to be accretive to cash flow per share, free cash flow per share, earnings per share and corporate returns beginning in the first year, creating an even more compelling investment proposition. Further, Pioneer’s emphasis on environmental stewardship aligns with Parsley’s culture of sustainable operations. The addition of Parsley’s high-quality assets enhances Pioneer’s investment framework by improving our free cash flow profile and strengthening our ability to return capital to shareholders. We look forward to integrating Parsley into Pioneer and continuing our history of strong execution.”

Matt Gallagher, Parsley’s President and CEO stated, “The combination of Parsley and Pioneer creates an organization set to thrive as we forge a strong new link at the low end of the global cost curve. With neighboring acreage positions located entirely in the low-cost, high-margin Permian Basin, the industrial logic of this transaction is sound. Furthermore, the Pioneer team shares our belief that a clear returns-focused mindset is the best tool to compete for capital within the broader market. Sustainable free cash flow and growing return of capital are now investment prerequisites for the energy sector and this combination strengthens those paths for our shareholders. Finally, I would like to personally thank every employee of Parsley Energy for their role in the evolution of this company – from operating a few dozen vertical wells in 2008 to a global leadership position in E&P operations today.”

S. Wil VanLoh, Jr., a Parsley director and the Founder and Chief Executive Officer of Quantum Energy Partners, Parsley’s largest shareholder, commented, “The inevitable consolidation in the Permian marches on and I couldn’t think of a better combination of assets than Pioneer and Parsley. This combination will provide Parsley shareholders new structural advantages including a lower cost of capital, a fortified balance sheet, economies of scale, and enhanced ESG capabilities, while amplifying all of the relative strengths of our standalone model. We look forward to partnering with the Pioneer team as they cement their position as the premier independent E&P.”

Strategic and Financial Benefits

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Accretive to Key Financial Metrics – Pioneer expects the transaction to be accretive on key financial metrics including cash flow and free cash flow per share, earnings per share and return on capital employed beginning in 2021. The enhanced cash flow generation of the combined company strengthens Pioneer’s investment framework creating a more robust free cash flow profile while lowering the reinvestment rate to a range of 65% to 75% at strip pricing.

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Significant Synergies – The combination of Pioneer and Parsley is expected to result in annual cost savings of approximately $325 million through operational efficiencies and reductions in general and administrative (G&A) and interest expenses. The expected present value of these cost savings exceeds $2 billion over a ten-year period. Operational savings are driven by the utilization of shared facilities, overlapping operations, scale efficiencies and benefits provided by Pioneer’s extensive water infrastructure. Further synergies are realized from adjacent acreage footprints and the ability to drill extended laterals where lease configurations of the separate companies prevented long-lateral horizontal wells.

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Unmatched Permian Scale – The combined company will be the leading Permian independent exploration and production company with a premium asset base of approximately 930,000 net acres with no federal acreage and a production base of 328 thousand barrels of oil per day and 558 thousand barrels oil equivalent per day as of the second quarter of 2020. Additionally, based on year-end 2019 proved reserves, this transaction will increase Pioneer’s proved reserves by approximately 65%.

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Top-Tier Balance Sheet – Pioneer’s pro forma leverage will remain among the lowest in the industry, preserving the Company’s financial flexibility and allowing for significant return of capital to shareholders. The combined company is expected to benefit from approximately $75 million per year in lower interest expense and will gradually reduce net debt to EBITDAX to less than 0.75x from an already strong position.

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Sustainable Development – Pioneer and Parsley have demonstrated strong commitments to best-in-class environmental, social and governance practices. The combined company will continue to aggressively pursue improvements and promote a culture that prioritizes sustainable operations. Pioneer plans to publish a comprehensive 2020 Sustainability Report detailing its efforts in these areas during the fourth quarter of 2020.

Transaction Details

This all-stock transaction constitutes a 7.9% premium to Parsley shareholders based on unaffected closing share prices as of October 19, 2020. Pioneer will issue approximately 52 million shares of common stock in the transaction. After closing, existing Pioneer shareholders will own approximately 76% of the combined company and existing Parsley shareholders will own approximately 24% of the combined company.

The transaction has been unanimously approved by the Boards of Directors of both Pioneer and Parsley and is expected to close in the first quarter of 2021, subject to customary closing conditions, regulatory approvals and shareholder approvals. Parsley’s largest investor, Quantum Energy Partners, which owns approximately 17% of Parsley’s outstanding shares, has executed a Voting and Support Agreement in connection with the transaction.

Upon closing of the transaction, Pioneer’s Board of Directors will be expanded to thirteen to include Matt Gallagher, Parsley’s President and CEO, and A.R. Alameddine, Parsley’s lead director. Pioneer’s executive management team will lead the combined company with the headquarters remaining in Dallas, Texas.

Advisors

In connection with this transaction, Pioneer has retained Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC as financial advisors and Gibson, Dunn & Crutcher LLP as a legal advisor. Parsley has retained Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC as financial advisors and Vinson & Elkins LLP as a legal advisor.

Conference Call

On Tuesday, October 20, 2020 at 3:45 p.m. Central Time, Pioneer will host a conference call to discuss the transaction. Instructions for listening to the call and viewing the accompanying presentation are shown below.

Internet: www.pxd.com

Select “Investors,” then “Earnings & Webcasts” to listen to the discussion, view the presentation and see other related material.

Telephone: Dial (800) 263-0877 and enter confirmation code 3079213 five minutes before the call.

A replay of the webcast will be archived on Pioneer’s website. This replay will be available through November 20, 2020. Click here to register for the call-in audio replay and you will receive the dial-in information.

Pioneer is a large independent oil and gas exploration and production company, headquartered in Dallas, Texas, with operations in the United States. For more information, visit Pioneer’s website at www.pxd.com.

Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition, development, exploration and production of unconventional oil and natural gas reserves in the Permian Basin. For more information, visit Parsley’s website at www.parsleyenergy.com.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction. The proposed transaction will be submitted to Pioneer’s stockholders and Parsley’s stockholders for their consideration. Pioneer and Parsley intend to file a joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) with the SEC in connection with the solicitation of proxies by Pioneer and Parsley in connection with the proposed transaction. Pioneer intends to file a registration statement on Form S-4 (the “Form S-4”) with the SEC, in which the Joint Proxy Statement/Prospectus will be included. Pioneer and Parsley also intend to file other relevant documents with the SEC regarding the proposed transaction. The definitive Joint Proxy Statement/Prospectus will be mailed to Pioneer’s stockholders and Parsley’s stockholders when available. BEFORE MAKING ANY VOTING OR INVESTMENT

DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND STOCKHOLDERS OF PIONEER AND INVESTORS AND STOCKHOLDERS OF PARSLEY ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The Joint Proxy Statement/Prospectus, any amendments or supplements thereto and other relevant materials, and any other documents filed by Pioneer or Parsley with the SEC, may be obtained once such documents are filed with the SEC free of charge at the SEC’s website at www.sec.gov or free of charge from Pioneer at www.pxd.com or by directing a request to Pioneer’s Investor Relations Department at ir@pxd.com or free of charge from Parsley at www.parsleyenergy.com or by directing a request to Parsley’s Investor Relations Department at ir@parsleyenergy.com.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Participants in the Solicitation

Pioneer, Parsley and certain of their respective executive officers, directors, other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed transaction. Information regarding Pioneer’s directors and executive officers is available in its Proxy Statement on Schedule 14A for its 2020 Annual Meeting of Stockholders, filed with the SEC on April 9, 2020 and in its Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 24, 2020. Information regarding Parsley’s directors and executive officers is available in its Proxy Statement on Schedule 14A for its 2020 Annual Meeting of Stockholders, filed with the SEC on April 6, 2020 and in its Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 21, 2020. These documents may be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Form S-4, the Joint Proxy Statement/Prospectus and other relevant materials relating to the proposed transaction to be filed with the SEC when they become available. Stockholders and other investors should read the Joint Proxy Statement/Prospectus carefully when it becomes available before making any voting or investment decisions.

Cautionary Statement Regarding Forward-Looking Information

Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer and Parsley are subject to a number of risks and uncertainties that may cause Pioneer’s and Parsley’s actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, the risk that Pioneer’s and Parsley’s businesses will not be integrated successfully; the risk that the cost savings, synergies and growth from the proposed transaction may not be fully realized or may take longer to realize than expected; the diversion of management time on transaction-related issues; the effect of future regulatory or legislative actions on the companies or the industries in which they operate, including the risk of new restrictions with respect to development activities on Pioneer’s or Parsley’s assets; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; the risk that Pioneer or Parsley may be unable to obtain governmental and regulatory approvals required for the proposed transaction, or that required governmental and regulatory approvals may delay the proposed transaction or result in the imposition of conditions that could reduce the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied; the length of time necessary to consummate the proposed transaction, which may be longer than anticipated for various reasons; potential liability resulting from pending or future litigation; changes in the general economic environment, or social or political conditions, that could affect the businesses; the potential impact of the announcement or consummation of the proposed transaction on relationships with customers, suppliers, competitors, management and other employees; the effect of this communication on Pioneer’s or Parsley’s stock prices; transaction costs; volatility of commodity prices, product supply and demand; the impact of a widespread outbreak of an illness, such as the COVID-19 pandemic, on global and U.S. economic activity, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services, resources and personnel required to perform the Pioneer’s and Parsley’s drilling and operating activities, access to and availability of transportation, processing, fractionation, refining, storage and export facilities; Pioneer’s and Parsley’s ability to replace reserves, implement its business plans or complete its development activities as scheduled; access to and cost of capital; the financial strength of counterparties to Pioneer’s or Parsley’s credit facility, investment instruments and derivative contracts and purchasers of Pioneer’s and Parsley’s oil, natural gas liquids and gas production; uncertainties about estimates of reserves and resource potential; identification of drilling locations and the ability to add proved reserves in the future; the assumptions underlying forecasts, including forecasts of production, cash flow, well costs, capital expenditures, rates of return to shareholders, expenses, cash flows from purchases and sales of oil and gas net of firm transportation commitments, sources of funding and tax rates; quality of technical data; environmental and weather risks, including the possible impacts of climate change; cybersecurity risks; ability to implement stock repurchases; the risks associated with the ownership and operation of Pioneer’s oilfield services businesses and acts of war or terrorism. These and other risks are described in Pioneer’s and Parsley’s Annual Reports on Form 10-K for the year ended December 31, 2019, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 and other filings with the Securities and Exchange Commission. In addition, Pioneer and Parsley may be subject to currently unforeseen risks that may have a materially adverse impact on the combined company. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Pioneer and Parsley undertake no duty to publicly update these statements except as required by law.

Cautionary Note to U.S. Investors – The SEC prohibits oil and gas companies, in their filings with the SEC, from disclosing estimates of oil or gas resources other than “reserves,” as that term is defined by the SEC. In this presentation, Pioneer includes estimates of quantities of oil and gas using certain terms, such as “resource base,” “resource potential,” “net recoverable resource potential,” “estimated ultimate recovery,” “EUR,” “oil in place” or other descriptions of volumes of reserves, which terms include quantities of oil and gas that may not meet the SEC’s definitions of proved, probable and possible reserves, and which the SEC’s guidelines strictly prohibit Pioneer from including in filings with the SEC.

These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being recovered by Pioneer. U.S. investors are urged to consider closely the disclosures in the Company’s periodic filings with the SEC. Such filings are available from the Company at 777 Hidden Ridge, Irving, Texas 75038, Attention: Investor Relations and the Company’s website at www.pxd.com. These filings also can be obtained from the SEC by calling 1-800-SEC-0330.

Pioneer Natural Resources Company Contacts:

Investors

Neal Shah - 972-969-3900

Tom Fitter - 972-969-1821

Michael McNamara - 972-969-3592

Media and Public Affairs

Tadd Owens - 972-969-5760

Parsley Energy Company Contacts:

Investors

Kyle Rhodes – 512-505-5199

Dan Guill – 512-505-5199

Media and Public Affairs

Kate Zaykowski – 512-220-7100